UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                           THE TOWN AND COUNTRY TRUST
                (Name of Registrant As Specified In Its Charter)

                          MAGAZINE ACQUISITION GP LLC
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MORGAN STANLEY REAL ESTATE AND ONEX REAL ESTATE INCREASE THEIR OFFER PRICE FOR THE TOWN AND COUNTRY TRUST TO $39.00 PER SHARE AND ANNOUNCE PARTNERSHIP WITH SAWYER REALTY HOLDINGS LLC

New York, NY, February 8, 2006 - Magazine Acquisition, a joint venture investment vehicle formed by affiliates of Morgan Stanley Real Estate and Onex Real Estate, announced today that it has increased its offer price for The Town and Country Trust (NYSE: TCT), a multifamily real estate investment trust, to $39.00 per share. Magazine Acquisition's offer price exceeds the $38.50 per share offer price from Oriole Partnership LLC and was made in accordance with Magazine Acquisition's matching rights included in a definitive agreement between Magazine Acquisition and TCT dated December 19, 2005. Magazine Acquisition's proposal remains open for acceptance until 12:00 a.m. (EST) on Thursday, February 9, 2006.

Additionally, Magazine Acquisition announced that Morgan Stanley Real Estate and Onex Real Estate will be partnering with Sawyer Realty Holdings LLC ("Sawyer") in the TCT acquisition. In addition to capital, Sawyer brings substantial market knowledge and operating expertise in the Town and Country markets, which should lead to significant operational efficiencies.

Sawyer Realty Holdings LLC is a privately-held, full service, multifamily real estate investment and property management firm based in College Park, Maryland and Needham, Massachusetts. Founded in 1993 as Sawyer Property Management, the Company's expanding portfolio of multifamily communities consists of 94 communities with approximately 25,500 apartment units located predominantly in the Metro Baltimore/DC area and Southeastern US. Fifty-six of their communities (approximately 15,500 units) are located in the metropolitan Baltimore/DC market and fifteen of their communities (approximately 3,400 units) are located in the Florida market, in close proximity to Town and Country communities.

Sawyer Chief Executive Officer, David M. Rosenberg, stated, "We are excited to be a part of the Magazine Acquisition team and believe we can add significant value to the partnership. We have acquired and successfully integrated assets from Town and Country in the past and believe we can very effectively leverage our expertise and established operating platform in this market. We look forward to the closing of the acquisition and to efficiently incorporating the Town and Country assets into our portfolio."

Morgan Stanley Real Estate and Onex Real Estate remain fully committed to their announced transaction.

ABOUT MORGAN STANLEY REAL ESTATE
Morgan Stanley Real Estate is comprised of three major global businesses:
Investing, Banking, and Lending. Since 1991, Morgan Stanley has acquired $73.1 billion of real estate assets worldwide and currently has approximately $40 billion in real estate assets on behalf of its clients. Morgan Stanley Real Estate provides a complete range of market-leading investment banking services to its clients including advice on strategy, mergers, acquisitions and restructurings, as well as underwriting public and private debt and equity financings. Morgan Stanley is also a global leader in real estate lending and, using its own capital, originated upwards of $24 billion in commercial mortgages in 2005. Morgan Stanley is a global financial services firm and a market leader in securities, investment management, and credit services. With more than 600 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

ABOUT ONEX REAL ESTATE
Onex Real Estate was formed by Onex Corporation in January 2005 to invest in real estate assets in North America. Onex Corporation is a diversified company with annual consolidated revenues of approximately C$16 billion and consolidated assets of approximately C$15 billion. Onex is one of Canada's largest companies with global operations in service, manufacturing and technology industries. Its operating companies include Celestica Inc., Spirit AeroSystems, Inc., Emergency Medical Services Corporation, Skilled Healthcare Group, Inc., ClientLogic Corporation, Cineplex Entertainment Limited Partnership, J.L. French Automotive Castings, Inc., Res-Care, Inc., Cosmetic Essence, Inc., Center for Diagnostic Imaging, Inc. and Radian Communication Services Corporation. Onex shares trade on the Toronto Stock Exchange under the stock symbol OCX.SV.

ABOUT SAWYER REALTY HOLDINGS LLC
Sawyer Realty Holdings LLC is a privately-held, full service, multifamily real estate investment and property management firm based in College Park, Maryland and Needham, Massachusetts. Currently, Sawyer's multifamily portfolio consists of approximately 25,500 apartment units in 94 multifamily communities located in 10 states and the District of Columbia. The Maryland Multi-Housing Association currently ranks Sawyer as the largest landlord in the metropolitan Baltimore market, with 35 communities and approximately 10,500 units under management. Sawyer employs a total of 680 people, 375 of whom are located in the Maryland, DC and Virginia area. Sawyer currently manages 42 communities that are located within a 15-mile radius of one or more Town and Country properties. In addition, Sawyer operates 15 properties with over 3,400 units in the State of Florida, another core Town and Country market.

MORE INFORMATION
This press release contains "forward-looking statements," including, among other statements, statements regarding the business combination between Magazine Acquisition and The Town and Country Trust, Magazine Acquisition's partnering with Sawyer, and the anticipated consequences and benefits of such transactions. Statements made in the future tense, and words such as "can", "should, "believe", "anticipate", "expect", "project", "plan", "estimate", "intend", "will", "may" and similar expressions are intended to identify forward looking statements. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Magazine Acquisition and Sawyer. Relevant risks and uncertainties include: general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; and market demand for rental units. Risks and uncertainties relating to the transactions include: The Town and Country Trust may terminate the agreement and plan of merger with Magazine Acquisition; the proposed transactions may not be consummated; and their anticipated benefits may not be realized. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Magazine Acquisition and Sawyer assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

In connection with TCT's solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger with Magazine Acquisition, TCT has filed with the SEC a definitive proxy statement which was mailed to shareholders on or around January 30, 2006. TCT'S SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT DISTRIBUTED TO SHAREHOLDERS BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain, free-of-charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Shareholders may also obtain a free-of-charge copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to The Town and Country Trust, 300 East Lombard Street, Baltimore, Maryland 21202,
Attention: Secretary, telephone: (410) 539-7600, or from TCT's website at www.tctrust.com.


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CONTACTS:
Drew Brown/Dan Gagnier
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212-687-8080